UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2006
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Credit Agreement
Master Confirmation
News Release
News Release

Item 1.01 Entry into a Material Definitive Agreement.
     On December 5, 2006, Polaris Industries Inc. (the “Company”) entered into an accelerated share repurchase agreement (“ASR Agreement”) with Goldman, Sachs & Co. (“Goldman”) to repurchase up to $200 million of the Company’s common stock on an accelerated basis. The actual number of shares to be repurchased under the ASR Agreement was dependent upon market conditions. On December 7, 2006, the Company agreed to repurchase 3.55 million shares of its common stock from Goldman at an initial purchase price of approximately $165.6 million, or $46.64 per share.
     As described in Item 8.01 below, prior to entry into the ASR Agreement, the Board of Directors increased the Company’s common stock share repurchase authorization by 7.0 million shares, bringing the number of shares authorized for repurchase under current repurchase authorizations to 8.3 million shares. After giving effect to the accelerated share repurchase transaction, approximately 4.78 million shares currently remain authorized for repurchase.
     Goldman borrowed the number of shares being delivered under the ASR Agreement and is expected to purchase sufficient shares in the open market to return to lenders over a period of time no longer than nine months. The accelerated repurchase program is subject to a future purchase price adjustment at completion of the program when the Company may receive, or be required to pay, a price adjustment based on an adjusted weighted average price as set forth in the ASR Agreement. The Company may elect to settle the price adjustment in shares or in cash.
     Additionally, on December 4, 2006, the Company entered into that certain Credit Agreement dated as of December 4, 2006, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent and issuing lender, U.S. Bank N.A. and Royal Bank of Canada, as syndication agents, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as documentation agent, and other lenders identified therein (the “Facility”). The Facility is comprised of a $250 million revolving loan facility and a $200 million term loan. The $200 million term loan was drawn immediately to fund the accelerated share repurchase transaction contemplated by the ASR Agreement. Proceeds from the term loan that are not utilized to settle the 3.55 million share transaction with Goldman will be applied to the outstanding balance of the revolving loan and will be available for future borrowing.
     At the Company’s option, loans under the Facility will bear interest at a rate equal to (i) LIBOR plus a margin ranging from 0.400% to 0.875% or (ii) the higher of (a) the Bank of America prime rate or (b) the Federal Funds rate plus .50%. The Company may select interest periods of seven, fourteen or twenty-one days’ duration or one, two, three or six months’ duration. The Facility requires the Company to satisfy certain financial covenants, including (i) maximum total debt to earnings before interest, taxes and depreciation (“EBITDA”) ratios and (ii) minimum EBITDA thresholds. The Facility is scheduled to mature on December 2, 2011 and replaces the Five-Year Revolving Credit Agreement, dated June 25, 2004, among the Company, certain subsidiaries of the Company, the lenders identified therein, Bank of America, N.A., as administrative agent and issuing lender, U.S. Bank, N.A., as syndication agent, and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as documentation agent, as amended by the First Amendment to Five-Year Revolving Credit Agreement, dated July 11, 2005 (the “Existing Facility”).
     Wells Fargo Bank, National Association, one of the lenders under the Facility, is the Company’s transfer agent and has served, and may in the future serve, as the independent proxy tabulator and inspector of election used by the Company in connection with its annual meetings of shareholders, for which services they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses. In addition, Bank of America, N.A., other lenders under the Facility and Goldman and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.
     The descriptions of the terms of the Facility and the ASR Agreement are qualified in their entirety by reference to the Facility or the ASR Agreement, as applicable, which are attached hereto as Exhibits 10.ee and 10.ff, respectively.
Item 1.02 Termination of a Material Definitive Agreement.
     In connection with entry into the Facility, the Company repaid in full all outstanding revolving loans, together with interest and all other amounts due in connection with such repayment, under the Existing Facility. The Existing Facility was comprised of a $250 million revolving loan (of which $195 million was outstanding on December 4, 2006) that was scheduled to mature on June 25, 2009. No material penalties were incurred in connection with such repayments.
     The description of the terms of the Existing Facility is qualified in its entirety by reference to the Existing Facility which was filed as Exhibit 10(j) to the Company’s quarterly report on Form 10-Q for the period ended June 30, 2004, as amended by Exhibit 10(j) to the Company’s quarterly report on Form 10-Q for the period ended June 30, 2005.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosures set forth in Item 1.01 above are hereby incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
     On December 5, 2006, the Company issued a news release announcing its entry into the ASR Agreement and the Facility, as described in Item 1.01 above, and announcing that its Board of Directors had increased the Company’s common stock share repurchase authorization by 7.0 million shares, bringing the number of shares remaining available for repurchase under the current authorization to 8.3 million shares. A copy of the December 5, 2006 news release is attached hereto as Exhibit 99.1.
     Also, on December 8, 2006, the Company issued a news release announcing that it repurchased 3.55 million shares of the Company’s common stock at an initial purchase price of approximately $165.6 million, or $46.64 per share, in connection with the ASR Agreement. A copy of the December 8, 2006 news release is attached hereto as Exhibit 99.2. Since 1996 and after giving effect to the accelerated share repurchase transaction the Company has repurchased 29.2 million shares of its common stock under its share repurchase program.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.ee	Credit Agreement dated December 4, 2006 by and among Polaris Industries Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders identified therein, Bank of America, N.A. as Administrative Agent and Issuing Lender, U.S. Bank N.A. and Royal Bank of Canada as Syndication Agents and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as Documentation Agent.

10.ff	Master Confirmation dated December 5, 2006 by and between Polaris Industries Inc. and Goldman, Sachs & Co.

99.1	News Release dated December 5, 2006.

99.2	News Release dated December 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: December 8, 2006

POLARIS INDUSTRIES INC.
/s/Michael W. Malone
Michael W. Malone
Vice President -- Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit No.	Description
10.ee	Credit Agreement dated December 4, 2006 by and among Polaris Industries Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders identified therein, Bank of America, N.A. as Administrative Agent and Issuing Lender, U.S. Bank N.A. and Royal Bank of Canada as Syndication Agents and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as Documentation Agent.

10.ff	Master Confirmation dated December 5, 2006 by and between Polaris Industries Inc. and Goldman, Sachs & Co.

99.1	News release dated December 5, 2006.

99.2	News release dated December 8, 2006.